UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BLUE SKY MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

WYOMING

(State or other jurisdiction of incorporation or organization)

7812

(Primary Standard Industrial Classification Code)

233 S. Sharon Amity Rd.

Suite 201

Charlotte, NC 28211

Phone: (800) 292-8991

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Corporate Creations Network Inc.

5830 E 2nd St

Casper, WY 82609

Telephone: (307) 224-4984

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of Communications to:

Gary R. Henrie, Esq.

486 W. 1360 N.

American Fork, Utah 84003

Tel: (801) 310-1419

Email: grhlaw@hotmail.com

Approximate date of commencement of proposed sale to public:

From time to time after the effective date of this registration statement.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $.001 per share	2,129,579 shares(1)	$2.05	(2)	$4,365,637	$439.62

(1)	The common shares being registered are common shares for resale by Selling Stockholders who may acquire such shares upon the conversion of convertible promissory notes.

(2)	The closing price of the common shares on October 27, 2015.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholders are not soliciting offers to buy these securities in any state where such offers are not permitted.

Subject to completion,

November __, 2015

PROSPECTUS

2,129,579 Shares

BLUE SKY MEDIA CORPORATION

Common Stock

We are registering the resale of 2,129,579 shares of common stock of Blue Sky Media Corporation, a Wyoming corporation (“Blue Sky Media” or the “Company”), by Selling Stockholders who may acquire such shares upon the conversion of convertible promissory notes. The selling stockholders will receive all of the proceeds from the sale of the shares. We will pay all expenses incident to the registration of the shares under the Securities Act of 1933, as amended.

At the present time our common stock is listed on the OTCQB under the symbol BKYM. The Selling Stockholders will sell the shares at prevailing market prices or at privately negotiated prices.

Investing in our common stock involves risks, which are described in the “Risk Factors” section beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November __, 2015.

TABLE OF CONTENTS

You should rely only on the information contained in this prospectus. We have not authorized any person to provide you with any information or represent anything not contained in this prospectus, and, if given or made, any such other information or representation should not be relied upon as having been authorized by us. The selling stockholders are not offering to sell, or seeking offers to buy, our common stock in any jurisdiction where the offer or sale is not permitted. You should not assume that the information provided in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

In addition to historical information, this prospectus contains forward-looking statements. The words “forecast”, “eliminate”, “project”, “intend”, “expect”, “should”, “believe” and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors, including those discussed in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the following:

●	Our ability to achieve our business of producing and selling products;

●	Our ability to penetrate the law enforcement and fire protection industries;

●	Our ability to produce commercial grade photo and video products;

●	Our ability to attract, retain and motivate qualified employees and management.

●	The impact of federal, state or local government regulations;

●	Competition in the law enforcement and fire protection industries;

●	Availability and cost of additional capital;

●	Litigation in connection with our business;

●	Our ability to protect our trademarks, patents and other proprietary rights;

●	Other risks described from time to time in our periodic reports filed with the Securities and Exchange Commission

This list of factors that may affect future performance and the accuracy of forward-looking statements are illustrative but not exhaustive. Accordingly, all forward-looking statements should be evaluated with an understanding of their inherent uncertainty.

Except as required by law, we assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

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PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. It is not complete and does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors” and our consolidated financial statements and accompanying notes. Any references to “Blue Sky Media”, “we”, “us” or “our” refer to Blue Sky Media Corporation, a Wyoming corporation.

Our Business

We are developers, financiers, producers and distributors of motion pictures and related entertainment products. We also generate revenue from commercial video work and are in process of developing an APP. We have been, initially, capitalized through the acquisition of Assets from our founding shareholder, outside producers, cash flows from the distribution of our film product, commercial video work, the proceeds from a Private Placement offering, and the proceeds from recently place convertible promissory notes.

On October 2, 2015, we acquired Klear Kapture, Inc., a Delaware corporation as a wholly owned subsidiary. This new subsidiary provides consumers with an alternative way to capture, manage, share, broadcast and enjoy situational life experiences. It does this by enabling people to capture photos or videos either with a single or multiple perspectives of an event during compelling, life moments. It sells to consumers and to specific industries such as law enforcement and fire protection professionals.

Our plans are to develop the business of our new subsidiary and to continue to market our film rights.

Our Offices

Blue Sky Media Corporation is a Wyoming corporation organized on March 20, 2013. Our principal executive offices are located at 1233 S. Sharon Amity Rd., Suite 201, Charlotte, NC 28211. Our telephone number is (800) 292-8991.

Our Website

Our Internet address is www.klearkapture.com. Information contained on our website is not part of this prospectus.

The Offering

Shares of common stock offered by us: None.

Shares of common stock that may be sold by the selling stockholders: 2,129,579.

At the present time our common stock is listed on the OTCQB under the symbol BKYM. The Selling Shareholders will sell the shares at prevailing market prices or at privately negotiated prices.

Use of proceeds:

We will not receive any proceeds from the resale of the shares offered hereby, all of which proceeds will be paid to the selling stockholders.

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Risk factors:

The purchase of our common stock involves a high degree of risk. You should carefully review and consider “Risk Factors” beginning on page 3.

We will pay all expenses incident to the registration of the shares under the Securities Act.

Summary Financial Information

The tables and information below are derived from Blue Sky Media’s audited financial statements for the years ended June 30, 2015, and June 30, 2014.

Balance Sheet Summary	June 30, 2015	June 30, 2014
	(Audited)	(Audited)

Cash	$13,574	$54,151
Accounts receivable	-	7,500
Film assets net of amortization	25,536	27,360
Total assets	42,423	91,887
Total liabilities	-	8,500
Total stockholders’ equity	42,423	83,386

Statement of Operations Summary	Year Ended June 30, 2015	Year Ended June 30, 2014
	(Audited)	(Audited)

Revenues	$81,550	$98,757
Gross profit	63,550	91,917
General and administrative expenses	104,519	149,148
Net income/(loss)	(40,964)	(57,031)

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RISK FACTORS

This offering involves a high degree of risk. You should carefully consider the risks and uncertainties described below in addition to the other information contained in this prospectus before deciding whether to invest in shares of our common stock. If any of the following risks actually occur, our business, financial condition or operating results could be harmed. In that case, the trading price of our common stock could decline and you may lose part or all of your investment. In the opinion of management, the risks discussed below represent the material risks known to the company. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also impair our business operations and adversely affect the market price of our common stock.

The success of the Company is dependent upon the services of key personnel.

The current business prospects of the Company are dependent upon the business and technological acumen and services of Mr. Robert F. Gruder. In the event the Company should lose the services of Mr. Gruder for any reason, it is doubtful the Company could be successful in commercializing its current business plan.

Our intellectual property may be compromised.

Part of the value of the Company going forward is vested in the intellectual property that the Company has the rights to at the present time. It is possible that in the future, claimants to the property rights may come forward that the Company is not aware of at the present time. It is also possible that the Company may not be successful in protecting its property rights. In either event, it is possible that the Company could lose the value of its intellectual property and if so the business prospects of the Company may suffer.

The fact that we have generated operating losses in the past raises doubt about our ability to continue as a going concern.

The Company has a history of generating operating losses. We have in the past covered any shortfall in operating capital from sales of equity and debt securities, but there can be no assurance that we will continue to be able to do so. The unpredictable economy in the United States and the volatile public equity markets may make it more difficult for us to raise capital as and when we need it, and it is difficult for us to assess the impact this might have on our operations or liquidity. If we cannot raise the funds that we require to continue our business operations, there is a substantial risk that our business will fail.

Our common shares are penny stock. Trading of our common shares may be restricted by the SEC’s penny stock regulations and the FINRA’s sales practice requirements, which may limit a shareholder’s ability to buy and sell our common shares.

Our common shares are deemed to be penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the common shares that are subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in, and limit the marketability of, our common shares.

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In addition to the “penny stock” rules promulgated by the Securities and Exchange Commission, the Financial Industry Regulatory Authority has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the Financial Industry Regulatory Authority believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The Financial Industry Regulatory Authority requirements make it more difficult for broker-dealers to recommend that their customers buy our common shares, which may limit your ability to buy and sell our shares.

Clearing Brokers may Decline to Deposit the Shares in the Subscriber’s Account.

Clearing brokers may decline to deposit into Subscriber’s account a stock certificate for a security that (1) is a penny stock or (2) has stale or incomplete filings with the U.S. Securities and Exchange Commission (SEC). In addition to these conditions and limitations, the clearing broker may subject The Company’s securities to additional review before accepting such securities for deposit. This review process may (1) take up to two weeks or longer, and (2) may include research into the Company or Subscriber. The characteristics that may trigger additional review include (1) low price of the security or securities under review; (2) large number of shares being deposited with clearing broker into Subscriber’s account; (3) the securities in question are non-exchange traded; (4) the stock certificates are recently issued; (5) recent merger activity of the underlying company; and/or (6) change of name of the underlying company issuing these stock certificates. Finally, all of the aforementioned conditions, limitations, and characteristics triggering review may apply to Subscriber’s Deposit/Withdrawal At Custodian (DWAC) requests, Automated Customer Account Transfer Account Service (ACATS) requests, and Depository Trust Company (DTC) receipts for deposit requests.

We may be unable to attract and retain qualified, experienced, highly skilled personnel, which could adversely affect the implementation of our business plan.

Our success depends to a significant degree upon our ability to attract, retain and motivate skilled and qualified personnel. As we become a more mature company in the future, we may find recruiting and retention efforts more challenging. If we do not succeed in attracting, hiring and integrating excellent personnel, or retaining and motivating existing personnel, we may be unable to grow effectively. The loss of any key employee, including members of our senior management team, and our inability to attract highly skilled personnel with sufficient experience in our industries could harm our business.

Our common stock is quoted on the OTCQB which may have an unfavorable impact on our stock price and liquidity.

Our common stock is quoted on the OTCQB, which is a significantly more limited trading market than the New York Stock Exchange or The NASDAQ Stock Market. The quotation of the Company’s shares on the OTCQB may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future.

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There is limited liquidity on the OTCQB which may result in stock price volatility and inaccurate quote information.

When fewer shares of a security are being traded on the OTCQB, volatility of prices may increase and price movement may outpace the ability to deliver accurate quote information. Due to lower trading volumes in shares of our common stock, there may be a lower likelihood of one’s orders for shares of our common stock being executed, and current prices may differ significantly from the price one was quoted at the time of one’s order entry.

Our common stock is thinly traded, so you may be unable to sell at or near asking prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Currently, the Company’s common stock is quoted in the OTCQB and future trading volume may be limited by the fact that many major institutional investment funds, including mutual funds, as well as individual investors follow a policy of not investing in OTCQB stocks and certain major brokerage firms restrict their brokers from recommending OTCQB stocks because they are considered speculative, volatile and thinly traded. The OTCQB market is an inter-dealer market much less regulated than the major exchanges and our common stock is subject to abuses, volatility and shorting. Thus, there is currently no broadly followed and established trading market for the Company’s common stock. An established trading market may never develop or be maintained. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders. Absence of an active trading market reduces the liquidity of the shares traded there.

Our common stock is subject to price volatility unrelated to our operations.

The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting the Company’s competitors or the Company itself. In addition, the OTCBB is subject to extreme price and volume fluctuations in general. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

If third party manufacturers do not perform in a commercially reasonable manner, we may not be successful.

The Company relies entirely on third parties to manufacture its products for its Klear Kapture subsidiary. The Company does not have long-term supply contracts with these third party manufacturers and instead works on a order-by-order basis. By not having these long-term supply contracts, the Company runs the risk that its current suppliers will opt to discontinue their relationship with the Company thereby interrupting the flow of Klear Kapture products and significantly limiting the Company’s ability to operate its business.

Law enforcement and fire departments are government agencies which are subject to budgetary constraints, which may inhibit sales.

Government agencies are generally subject to budgets which limit the amount of money that they can spend on equipment procurement. It may be that although a government agency is interested in acquiring our Klear Kapture products, it will be unable to purchase our products because of budgetary constraints. Further, the lead time for an agency acquiring new equipment and receiving approval to acquire it may delay sales to such agencies. Any such delay will have an adverse effect upon our revenues.

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USE OF PROCEEDS

Shares totaling 2,129,579 offered by this prospectus are being offered solely for the account of the selling stockholders. We will not receive any proceeds from the sale of the shares by the selling stockholders.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTCQB under the symbol “BKYM”. However, because of lack of trading volume in our stock, no historical data is meaningful and none is available. Yahoo Finance does state that our stock closed at $2.05 on October 27, 2015, on no trading volume.

Dividends and Dividend Policy

We have never declared or paid cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently intend to retain future earnings, if any, to finance the expansion of our business and for general corporate purposes. We cannot assure you that we will pay dividends in the future. Our future dividend policy is within the discretion of our Board of Directors and will depend upon various factors, including our results of operations, financial condition, capital requirements and investment opportunities.

Equity Compensation Plan Information

The Company has no equity compensation plans.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion of our plan of operation, financial condition and results of operations should be read in conjunction with the Company’s financial statements, and notes thereto, included elsewhere herein. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors including, but not limited to, those discussed in this prospectus.

General

We were incorporated in Wyoming on March 20, 2013 and we have elected June 30 as our fiscal year end.

We are developers, financiers, producers and distributors of motion pictures and related entertainment products. We also generate revenue from commercial video work and are in process of developing an APP. We have been, initially, capitalized through the acquisition of Assets from our founding shareholder, outside producers, cash flows from the distribution of our film product, commercial video work and the proceeds from a Private Placement offering.

On October 2, 2015, we acquired Klear Kapture, Inc., a Delaware corporation as a wholly owned subsidiary. This new subsidiary provides consumers with an alternative way to capture, manage, share, broadcast and enjoy situational life experiences. It does this by enabling people to capture photos or videos either with a single or multiple perspectives of an event during compelling, life moments. It sells to consumers and to specific industries such as law enforcement and fire professionals.

Our plans are to develop the business of our new subsidiary and to continue to market the film rights we own through the companies we have engaged for marketing. We don’t anticipate any further costs in regards to marketing the film rights.

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We have paid $71,500 towards the development of the APP per a contract whereby there are no time frames for completion nor are there any penalties for non-performance; as with many software development projects it is difficult to project an absolute completion date. 450,000 shares of stock were issued at $.10 per share for the transaction and the balance of $26,500 was paid in cash. (See: Description of Business- App Research and Development, p. 19 for further details)

Significant Accounting Policies and Estimates

Management’s Discussion and Analysis of Financial Condition and Results of Operations discusses the Company’s the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management bases its estimates and judgments on historical experiences and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires us to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

Results of Operations

For the year ended June 30, 2015 and the year ended June 30, 2014, respectively, we had gross profits of $63,550 and $91,917, derived from commercial video work and the sale of one of our films, and total Operating Expenses of $104,519 and $149,148.

Net income for the year ended June 30, 2015 and the year ended June 30, 2014, respectively, was $(40,969) and $(57,231).

It is the intention of the Company to continue to develop and distribute its entertainment assets and to engage commercial video work as well as to develop its APP, however, there is no assurance the Company will continue to generate Net Income over the long term. At June 30, 2015, since our year end June 30, 2014, we have completed several commercial videos and continued developing our APP. We have several commercial video projects we are currently working on. We typically bill on a flat rate basis after estimating time and resources needed for shooting.

Liquidity and Capital Resources

As of the year ending June 30, 2015 the Company had cash on hand of $13,574, total current assets of $13,574, total assets of $42,423, total current liabilities of $0 and Total Stockholder’s Equity of $42,423.

At the period ending June 30, 2014 the Company had cash on hand of $54,151, total current assets of $61,651, total assets of $91,887, current liabilities of $8,500 and Total Stockholder’s Equity of $83,386.

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The Company’s cash was generated from revenue from commercial video work, the sale of the rights to one of its pre-production films, proceeds from a Private Placement of its shares, and proceeds from the issuance of convertible promissory notes. The Company believes it has sufficient cash resources available to fund its primary operation for the next twelve (12) months. The Company has no, current, off balance sheet arrangements and does not anticipate entering into any off balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition. The Company has no agreements in place with its shareholders, officer and director or with any third parties to fund operations beyond the end of the Company’s 2015 fiscal year. The Company has not negotiated nor has available to it any other third party sources of liquidity.

Off Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

BUSINESS

Company Background

Our company was incorporated in the State of Wyoming on March 20, 2013, under the name Blue Sky Media Corporation, to establish a marketing, distribution and production company operating in the independent motion picture field as well as a commercial video and APP development Company.

On October 2, 2015, we acquired Klear Kapture, Inc., a Delaware corporation, as a wholly owned subsidiary of the company. Klear Kapture provides consumers with an alternative way to capture, manage, share, broadcast and enjoy situational life experiences. Klear Kapture does this by enabling people to capture photos or videos either with single or multiple perspectives of an event during compelling, life moments. Klear Kapture sells to consumers and to specific industries such as law enforcement and fire professionals. Hereinafter, the business operations of our original company are referred to as the business operations of Blue Sky Media and the business operations of our new wholly owned subsidiary are referred to as the business operations of Klear Kapture.

Our common stock is quoted for trading on the OTCQB under the symbol BKYM.

Our principal executive offices are located at 233 S. Sharon Amity Rd., Suite 201, Charlotte, NC 28211. Our telephone number is (800) 292-8991.

Business Operations of Blue Sky Media

Overview

As stated, our objective is to establish the Company as a marketing, distribution and production company operating in the independent motion picture field as well as a commercial video and APP development Company. The Company intends to use the following approaches as its business model.

●	Acquisition of film rights(films that are in pre-production stage)

●	Production of Film

●	Marketing and Distribution of its own films as well as other films.

●	Development and Distribution of Film APP

●	Commercial Film and Video

Acquisition of Film rights

Blue Sky Media has acquired the rights to five films all of which are in the initial stages of pre-production. There are no royalties or other rights attached to the sale of the films. The rights to one of the acquired films was sold in June of 2014.

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Pre-production in this instance identifying the films as having had treatments and/or trailers completed. Treatments are widely used within the motion picture industry as selling documents to outline story and character aspects of a planned screenplay. Treatments are typically used to sell a concept without a completed screenplay. And a trailer is a preview of a film, typically a combination of scenes or one scene of a film to give the viewer a better idea of what a film will portray when completed.

Films acquired:

“Badlands”, (a Horror genre)

“Life of a third World Surfer”, (Documentary)

“The Trestles” (Documentary)

“Two Sevens Clash”, (the film rights were sold)

“Beirut-Beirut” ( Drama story)

The Company intends to either fund the completion of the production of some of the films as well as post production and distribution depending on the Company’s future ability to raise capital for such a venture or seek joint venture partners to fund the completion of the production of some of the films as well as post production and distribution or sell the rights to the films as it did in the case of “Two Sevens Clash”.

The Company is also in the initial stages of research for a documentary film on Wolves. However it is not known at this time whether in fact it will be able to raise sufficient capital for the necessary resources to complete the film and even if it has the resources how long the film would take to complete.

The Company is actively looking at additional potential film acquisitions in various stage of pre-production or completion.

Marketing of Existing Film Rights

We anticipate engaging independent companies to aid in the marketing of our existing film rights. We currently have a non-exclusive verbal agreement with Celebrity Scene to assist in marketing our existing films as well as to aid in seeking additional financing towards the production of some of our film rights. Per our verbal agreement we have agreed to pay commissions of 15% for the sale of any of the film rights we own.

Although we have sold the rights to one of our films “Two Sevens Clash”, there is no certainty that we will be able to sell the remaining film rights.

Production

Production of any of the films acquired would take considerable resources and expertise, neither of which the company has at this time nor are there any plans in place to raise additional capital or engage necessary expertise at this time. Production would entail the company raising sufficient capital, hiring the required experts in their fields, and the administrative capacity to manage such endeavors. It is more likely that the company will sell the rights to the films as it did with the rights to “Two Sevens Clash”. Even if the company should produce and complete any of the acquired films there is no assurance that the film would be profitable.

Commercial Video

The Company has done video work for various companies and people for trade shows, corporate videos, and private functions and will continue to do so in the future. Commercials have made up the bulk of the company’s revenues to date. We have relied on the help of outside consultants for most of our commercial work.

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Marketing Commercial Video

The majority of revenue to date has come from our commercial video work. Our plan is to continue to market our video services. Our future plans are to hire a full time employee for marketing of our commercial services. We project costs of approximately $4,000 a month and a percentage of each contract to procure an individual for marketing. We would require additional funding in order to hire this person.

APP Research and Development

The company is currently in the research and development phase for an APP that would be specific for film. We have engaged and paid MMT, Inc. to aid us in the completion of the APP. To date we have paid MMT, Inc. $71,500 ($26,500 and 450,000 shares of common stock at $.10 per share) towards the completion of the APP. The Company further intends to develop and distribute additional APPs in the future, however at this time we are not sure which APPs will be developed or when. The development of APPs takes resources outside of the Company’s expertise which requires capital for development and once completed for marketing.

Competition

There is significant competition in the world wide motion picture industry. It is an industry that generates many billions of dollars in annual revenues from many exploitation and media sources such as theaters, home entertainment (DVD), television and now, ever increasing, online and digital channels inclusive of streaming on mobile devices.

It takes substantial sums of capital to compete in the entertainment business. Costs to produce and market general market, theatrical motion pictures is prohibitive to all but the most deep pocketed entities and individuals and there is no certain or consistent basis to, accurately, forecast success. All investments in the motion picture industry, even for the most sophisticated investors, are extremely risky and for every independent success story there are a thousand disappointments.

Although the Company does not intend to directly compete against the major film companies, and it will not attempt to finance any projects beyond the limited scope of its business plans and on emerging distribution opportunities, it still will have formidable competition from a wide range of smaller, independent financing, production and distribution entities, more established and, in most instances, better capitalized than the Company, which are attempting to produce and market motion picture product.

There currently exists hundreds of legitimate, viable independent movie companies, around the world, that will have the resources to compete with our Company for product, distribution capacity, financing and market share. The Company believes in its strategies and business concepts, however, there is competition for all audiences and the attention of all media consumers and there is no certainty that the Company will be able to compete, successfully, in this environment.

Regulation

Our businesses are regulated by governmental authorities in the jurisdictions in which we operate. Regulation relates to, among other things, management, licensing, foreign investment, use of confidential customer information and content. Our failure to comply with all applicable laws and regulations could result in, among other things, regulatory actions or legal proceedings against us, the imposition of fines, penalties or judgments against us or significant limitations on our activities. In addition, the regulatory environment in which we operate is subject to change. New or revised requirements imposed by governmental authorities could have adverse effects on us, including increased costs of compliance. Changes in the regulation of our operations or changes in interpretations of existing regulations by courts or regulators or our inability to comply with current or future regulations could adversely affect us by reducing our revenues, increasing our operating expenses and exposing us to significant liabilities.

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Intellectual Property & Proprietary Rights

We regard substantial elements of our businesses and website as proprietary and we shall attempt to protect them by relying on copyright, trademark, service mark and trade secret laws, restrictions on disclosure and transferring title and other methods. To date we have no copyrights or trademarks that have been applied for.

Business Operations of Klear Kapture

Klear Kapture provides consumers with an alternative way to capture, manage, share, broadcast and enjoy situational life experiences. We do this by enabling people to capture photos or videos either with a single or multiple perspectives of an event during compelling, life moments. Klear Kapture sells to consumers and to specific industries such as law enforcement and fire professionals. We provide a quick access to store videos and photos on the cloud and to broadcast them live. To date, Klear Kapture is primarily a new venture and has generated substantially all of its revenue from the sale of cameras and accessories (capture devices) and we believe that the growing adoption of our capture devices and the engaging content they enable, position Klear Kapture to become a significant content provider.

Klear Kapture was established to provide the law enforcement community with body cameras. Based on feedback from the law enforcement community, we realized that some features they would like to see in police cameras could extend to the consumer market. As Klear Capture studied these features, we realized that individuals would also like to have a video/photo device that could capture an event at different views or perspective at the same time. We also learned that consumers do not like to download videos, video segments, or photos to their PC to then have to move those media to the cloud or streaming service. Klear Kapture solves that issue by using a person’s cell phone as part of the camera itself. This means the camera and phone are connect by wifi and the camera streams to the phone which stores the video or directly sends it to the cloud for streaming. We believe that our products are not just for action events but for everyday life, special occasions, or for professional use.

Klear Kapture’s business focus

Our core business is to allow individuals to capture and use content. We develop hardware and software solutions to provide individuals a rugged video device which allows consumers to record and take pictures in situations where mobile devices would be prone to breakage. The device can then help users with managing, sharing and enjoying engaging content.

Capture

Our capture devices create excellent quality videos and pictures at affordable prices. We design our products to be small and very easy to use. However, our primary focus is to create a durable design that can be used in many rigorous situations. All of our devices have can be controlled by a remoted control app on a mobile phone using the IOS or Android operating system with the Klear Camera App.

Stream

All of our devices allow users to seamlessly store video to the cloud and/or broadcast events live by streaming. We seek to eliminate the pain of transferring footage from their cameras to a PC/phone and then to an app. Our App allows full camera control from a mobile device, the Klear Kapture App enables a customer to allow its friends or business associates to watch their event live but remotely while they are doing it.

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Share

By making the capture seamless, management and editing of photos and videos will be much easier. Cloud based storage will provide a simple way to keep memories without using local storage on your phone. Our App also allows videos to be sent directly to leading social networks and content platforms, including Facebook, Instagram, Pinterest, Twitter, Vimeo and YouTube.

The Klear Kapture opportunity

We believe the following create an attractive market opportunity for Klear Kapture:

Consumers want an easy way to self-capture, broadcast and share engaging content. Before Klear Kapture, if people wanted footage of themselves engaged in activities, they needed to purchase an action camera, take the footage, hook the camera to their PC or have their phone download to a PC, and then send it to the cloud for storage. We entered the action camera space to provide an easy way for consumers to use cameras in real life events. Furthermore, the camera operator needed to be skilled in order to obtain compelling content. Content created can not only be in the action arena but also in important life events that others could not attend. Life events like weddings, concerts, and graduations can now be easily broadcast. Our cameras can also capture the same event at more than one perspective. Using the body camera and the remote camera, a user can now experience a self-made video but from two different views or perspectives. The remote camera will wirelessly or via USB tether send video to the body camera or the mobile device. Our software will allow the user to view both videos of the same event on their screen.

Our products’ high-performance features, ease of use and versatility, made available at affordable price points, provide a premium-quality self-capture solution that appeals to both consumers and professionals.

We also have a professional division for our capture solutions, namely law enforcement and fire. We must provide comprehensive backend software solutions to catalogue and workflow the content. Professional software is sold on an annual license fee basis.

Consumers continue to replace traditional cameras with mobile devices. The rapid adoption of smartphones and tablets with photo and video capabilities has changed the camera landscape and we believe that the emergence of photo and video enabled mobile devices is creating further opportunities for Klear Kapture. As mobile devices continue to displace traditional cameras and camcorders, we believe consumers will seek capture devices that offer differentiated capabilities like Klear Kapture products. Moreover, we believe mobile devices complement our products. With the Klear Kapture App, mobile devices can be used to remotely control our cameras, thereby optimizing customers’ ability to self-capture content where they would not want to use their mobile phone.

Our strategy

We intend to expand our existing capture business and broaden our portfolio with content management, editing and sharing solutions to provide increased value to our customers, introduce new revenue streams and further differentiate us from competitors. Key components of our strategy include continuing to introduce innovative capture devices to consumers and industry segments. We have several innovative ideas to continue to improve existing products. We see capture devices as an integration between mobile devices with strong interfaces with the cloud. We believe that live broadcasting will continue to be a focus of our capture devices and will continue to focus our research and development of capture devices to the live broadcast market. We also see continuing needs for specialized cameras and software for professional industries such as law enforcement and fire. Law enforcement capture devices require comprehensive backend software which must continually be upgraded and enhanced.

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Expand into new vertical markets

We see opportunities to enter into new markets. Consumers desire to have their cameras waterproof, shock resistant, and easy to use. We plan to continue focusing on making rugged devices that can appeal to new vertical markets such as military, security, and hunting. We believe that large untapped markets exist for these verticals which will allow the Company to also develop comprehensive back end software solutions.

Grow internationally

We believe that international markets represent a significant growth opportunity for us. We plan to capitalize on the strength of our technology to increase our presence worldwide through additional retailers and strategic distribution partnerships.

Expand in-store brand and sales footprint

We plan to invest heavily to produce Klear Kapture-branded, video-enabled point of purchase merchandising displays that we make available to retail outlets through which our products are sold. These displays will showcase Klear Kapture created content and create a message to distinguish our cameras and accessories.

Products

Cameras

Our core products are the Klear Kapture body camera and Klear Kapture remote camera. Our cameras have the ability to set recording function such as regular record, looping, looping plus record, burst mode or time lapse mode. Our cameras also allow users to set the quality of the video. All of our cameras have built in Wi-Fi providing connectivity with a smartphone or tablet to enable remote control and content viewing and sharing functionality. The cameras are waterproof. The body camera also has an available dive case for waterproofing at deeper atmospheres. The body camera has available 32GB or 64GB memory and the remote camera utilizes the body camera’s or the users mobile memory. We believe our most competitive differentiators are the ability to capture more than one perspective of the same event and/or broadcast that event live. We also sell accessories, both bundled and separately, that enhance the functionality and versatility of our cameras and enable our customers.

Accessories

Our accessories include an auxiliary battery pack, head mounts, body mounts, car mounts, selfie-sticks, and tripod mounts.

Software

Our goal is to engage in developing and providing software tools that help our customers have an easy user experience.

Klear Kapture App

The Klear Kapture App allows users to control their Klear Kapture cameras remotely using a smartphone or tablet. Features include full control of all camera settings, content preview and playback directly from the camera on a smartphone or tablet, access to their cloud locker, and the ability to stream live content.

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Klear Kapture professional suite

Klear Kapture has built detailed software that allows law enforcement and fire professionals to manage their content. The software allows for an audit trail of the contents, sending the content to other professionals, storing the content, and segmenting and tagging content all in a secure local or cloud environment.

Seasonality

Our sales are subject to seasonal fluctuation. Historically, we have experienced the highest levels of revenue in the fourth quarter of the year, coinciding with the holiday shopping season in the United States and Europe. Sales of consumer products are also heavily influenced by the timing of the release of new products. We have historically introduced our newest generation of product offerings just prior to the holiday shopping season. However, neither historical seasonal patterns nor historical patterns of product introductions should be considered reliable indicators of our future pattern of product introductions, future revenue or financial performance.

Manufacturing, logistics and fulfillment

While our products are designed in the United States, we currently outsource our manufacturing to contract manufacturers located in Jinan and Shenzhen, China. We believe that using outsourced manufacturing enables greater scale and flexibility than establishing our own manufacturing facilities. We periodically evaluate the need and advisability of adding manufacturers to support our operations. We utilize a third-party fulfillment center.

Sales channels and customers

We plan to sell our products through retailers directly and through distributors. We are focused on building close relationships with retailers and distributors, educating our partners’ sales forces about our products, working with them to merchandise our products in a compelling manner in-store, as well as providing consumers with informative and convenient ecommerce experiences at retail partner websites.

Direct sales

We plan to sell directly to large and small retailers in the United States, directly to law enforcement agencies, and directly to consumers around the world through our retail and ecommerce channels.

● Independent specialty retailers. We plan to use a network of location-based independent manufacturer representatives to sell our products to independent specialty retailers focused on action sports markets. Our representatives will provide highly personalized service to these retailers, including assisting with product mix planning, channel marketing, in-store merchandising, taking orders, and providing clinics to educate retail sales personnel about Klear Kapture products. We also have an internal, regionally focused sales team that provides a secondary level of service to both the manufacturer representatives and the independent specialty retailers.

● Big box retailers. We plan to sell to large retailers with a national presence, including Amazon.com, Inc., Best Buy, Target Corporation and Wal-Mart, Inc. We hope our internal sales teams and our consulting relationships will allow entry into these stores.

● Mid-market retailers. We plan to sell to retailers with a large regional or national presence, often focused on specific verticals such as consumer electronics, sporting goods, military, hunting and fishing and motor sports, which we refer to as our “mid-market” channel.

● Ecommerce channel. We sell our full line of products directly to consumers around the world through our online store at klearkapture.com. We plan to drive consumers to our website through online and offline advertising, as well as marketing promotions carried out at tradeshows and sponsored events.

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Distributors

We plan to sell to distributors who will resell our products to retailers in international markets and to certain specific verticals in the United States. We plan to have dedicated sales personnel focused on providing a high level of service to these distributors, including assisting with product mix planning, channel marketing and in-store merchandising, development of marketing materials, order assistance and educating the distributors’ sales personnel about Klear Kapture products.

In-store merchandising

We are developing in-store merchandising strategy focuses on our point of purchase displays that will continuously show Klear Kapture content on a large video monitor and present our capture devices and accessories in an attractive manner.

MANAGEMENT

Executive Officers and Directors

The names of our executive officers and directors and their ages as of October 27, 2015, and the positions currently held are as follows:

Name	Age	Position
Robert F. Gruder	56	CEO, President and Director
Wayne Thomas	63	CFO and Secretary

Robert F. Gruder

Robert F. Gruder founded Klear Kapture in 2014 where he was responsible for designing, developing, and bringing new products to market, including the filing of patent applications for Klear Kapture’s camera technologies. Previous to founding Klear Kapture, Mr. Gruder served as Chief Executive Officer of Karbon Arms from 2010 to 2013, a provider of ‘less lethal’ electronic immobilization weapons to the law enforcement community. Prior, Mr. Gruder founded and served as Chief Executive Officer of Stinger Systems, Inc. from 2004 to 2010. Stinger Systems was a public company that provided less-lethal products to law enforcement, security and military markets. Prior to Stinger Systems, Mr. Gruder was Chief Executive Officer of Alydaar Software and Information Architects. Both software companies providing enterprise software solutions.

Wayne Thomas

Wayne Thomas has over 30 years of experience building, growing and improving companies from small start-ups to multi-billion dollar technology corporations. For more than 20 years, he served in numerous executive capacities with emphasis in the CFO and COO roles to include ten years leading public companies.

●	Founded Thomas Intl Group, LLC.

●	“C” executive level services to SMEs, growth strategies, turnarounds

●	VP – Bz Dev of Breakthrough Management, LLC.

●	Researched, analyzed emerging tech or invention Co’s

●	Vetting management, evaluating product performance, financial models

●	Two 5-year CFO Tours for Manufacturing PubCo, & Information Architects

●	Led ISO cert, new product dev, PubCo reporting, uplisting from Pink to NASDAQ listing

●	15 years Electronic Data Systems (EDS), $B Data Processing (Ross Perot)

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●	Built team of transaction analysts, financially engineered over $1 billion contract sales

●	Strategic Division Controller, Transportation Div

●	Negotiated Continental Airlines data center contract worth $2+ billion

●	Designed, implemented financial systems transition - $750M sales to $17B+ in GM data processing

●	B.S. in Business - U. of Penn; licensed Certified Public Accountant

During the past five years no officer or director was:

1)	the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2)	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3)	subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4)	found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

Director Independence

We do not have any independent directors serving on our Board of Directors. The definition the Company uses to determine whether a director is independent is NASDAQ Rule 4200(a)(15). See Exhibit 99 hereto.

EXECUTIVE COMPENSATION

The following summary compensation table reflects all compensation awarded to, earned by, or paid to our Chief Executive Officer for all services rendered to us during each of the years ended June 30, 2015, 2014 and 2013.

Summary Compensation Table

Name and Position	Year	Salary($)	Stock Awards	Total($)

Hannah Grabowski, CEO (1)	2014 2013	0 0	0 6,500,000	0 $6,500

Wayne Berian, CEO (2)	2015 2014	0 0	0 3,000,000	0 $3,000

(1)	Hannah Grabowski resigned her position as CEO on April 1, 2014.
(2)	Wayne Berian became our CEO on April 1, 2014, and resigned on October 2, 2015.

Employment Agreements

The Company does not have an employment agreement with its CEO nor any other employee. Robert F. Gruder was appointed CEO on October 2, 2015, but has yet to make compensation arrangements with the Company.

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Directors’ Compensation

Directors are not currently compensated, although each is entitled to be reimbursed for reasonable and necessary expenses incurred on our behalf. All directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. There are no agreements with respect to the election of directors. Officers are appointed by the Board of Directors and each executive officer serves at the discretion of the Board of Directors. Our board of directors does not have an audit or any other committee.

VOTING SECURITIES AND PRINCIPAL HOLDERS

The following table presents information known to us, as of October 20, 2015, relating to the beneficial ownership of common stock by:

●	each person who is known by us to be the beneficial holder of more than 5% of our outstanding common stock;

●	each of our named executive officers and directors; and

●	our directors and executive officers as a group.

We believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them, except as noted.

Percentage ownership in the following table is based on 4,558,420 shares of common stock outstanding as of October 20, 2015. A person is deemed to be the beneficial owner of securities that can be acquired by that person within 60 days from the date of this Annual Report upon the exercise of options, warrants or convertible securities. Each beneficial owner’s percentage ownership is determined by dividing the number of shares beneficially owned by that person by the base number of outstanding shares, increased to reflect the shares underlying options, warrants or other convertible securities included in that person’s holdings, but not those underlying shares held by any other person.

Beneficial Owners(1)	Amount and Nature of Beneficial Ownership		Percentage

Robert F. Gruder	2,754,233 Direct		60.4%
Longside Ventures LLC	520,941 Direct	(2)	10.3	% (3)
Taconic Group LLC	520,941 Direct	(2)	10.3	% (3)
Summit Trading Ltd.	520,941 Direct	(2)	10.3	% (3)
Bezalel Partners LLC	532,303 Direct	(2)	10.5	% (3)
Hector Medina (4)	301,000 Direct		6.6%
MMT, Inc. (5)	450,000 Direct		9.9%
Wayne Thomas	0		0%
All directors and executive officers as a group (2 persons)	2,754,233 Direct		60.4%

(1) Unless indicated otherwise, the address of each person and entity listed is c/o Klear Kapture, Inc., 233 S. Sharon Amity Rd., Suite 201, Charlotte, NC 28211.

(2) The referenced shares are issuable upon the conversion of a convertible promissory note.

(3) The percentage was calculated by taking the number of shares into which the applicable convertible promissory note is convertible and adding it to 4,558,420 which is the current number of issued and outstanding common shares of the Company (the “Diluted Sum”). The number of shares into which the applicable convertible promissory note is convertible was then divided by the Diluted Sum.

(4) Owner’s address is 1206 Stagecoach Trail Loop, Chula Vista, CA 91915.

(5) Owner’s address is 11068 Harrowfield Rd., Charlotte, NC 28226.

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SELLING STOCKHOLDERS

This prospectus relates to our registering the sale of 2,129,579 shares of common stock of the Company by selling stockholders who may acquire such shares upon the conversion of convertible promissory notes. There can be no assurance that the selling stockholders will sell any or all of their common stock offered by this prospectus. We do not know if, when, or in what amounts, the selling stockholders may offer the common stock for sale.

Selling Stockholders

The following table sets forth:

●	the names of the selling stockholders;

●	the number of shares of common stock into which the selling stockholder’s convertible promissory note is convertible;

●	the number of shares of common stock being registered with respect to each selling stockholder;

●	the number of shares of common stock that is potentially owned by each of the selling stockholders after the offering assuming all of the shares are sold; and

●	the person with voting or investment control if the stockholder is not a natural person.

As of October 20, 2015, there were 4,558,420 shares of common stock outstanding. To the extent that any successor(s) to the named selling stockholder(s) wish to sell under this prospectus, we will file a prospectus supplement identifying such successors as selling stockholders.

Selling Stockholder (1)	Shares into Which Stockholder’s Note is Convertible	Shares Being Registered (1)	Shares Potentially Owned After the Offering	Person with Voting or Investment Control

Longside Ventures LLC	520,941	520,941	0	Ben Kaplan
Taconic Group LLC	520,941	520,941	0	Robert Grinberg
Summit Trading Ltd.	520,941	520,941	0	Daryl Orenge
Bezalel Partners LLC	532,303	532,303	0	David Stefansky

(1) None of the Selling Stockholders are broker dealers nor are any Selling Stockholders affiliated with any broker dealer.

PLAN OF DISTRIBUTION

We are registering the shares of common stock issuable pursuant to the terms of the convertible notes to permit the resale of these shares of common stock by the holders of the convertible notes from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling shareholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling shareholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

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●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	sales pursuant to Rule 144;

●	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

If the selling shareholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling shareholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling shareholders may pledge or grant a security interest in some or all of the convertible notes, warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

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The selling shareholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling shareholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling shareholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling shareholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling shareholders will be entitled to contribution. We may be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling shareholder specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 75,000,000 shares of common stock, $0.001 par value. As of October 27, 2015, 4,558,420 shares of common stock were issued and outstanding. The outstanding shares of common stock have been duly authorized and are fully paid and non-assessable.

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Common Stock

The holders of common stock are entitled to one vote per share on all matters to be voted on by stockholders and are entitled to receive such dividends, if any, as may be declared from time to time by our board of directors from funds legally available therefore, subject to the dividend preferences of the preferred stock, if any. Upon our liquidation or dissolution, the holders of common stock are entitled to share ratably in all assets available for distribution after payment of liabilities and liquidation preferences of the preferred stock, if any. Holders of common stock have no preemptive rights, no cumulative voting rights and no rights to convert their common stock into any other securities. Any action taken by holders of common stock must be taken at an annual or special meeting or by written consent of the holders of over 50% of our capital stock entitled to vote on such action.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Gary R. Henrie, Attorney at Law, American Fork, Utah. These legal matters include that shares of common stock to be sold by the selling shareholders will be validly issued, fully paid and non-assessable. Mr. Henrie’s address is 486 W. 1360 N., American Fork, Utah 84003.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

EXPERTS

The audited financial statements as of June 30, 2015 and June 30, 2014 included in this prospectus have been audited by Gillespie & Associates, PLLC, independent registered public accounting firm, as stated in their report appearing elsewhere herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the Securities and Exchange Commission with respect to the shares of our common stock offered by this prospectus. This prospectus was filed as a part of that registration statement but does not contain all of the information contained in the registration statement and exhibits. Reference is thus made to the omitted information. Statements made in this prospectus are summaries of the material terms of contracts, agreements and documents and are not necessarily complete; however, all information we considered material has been disclosed. Reference is made to each exhibit for a more complete description of the matters involved and these statements are qualified in their entirety by the reference. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Securities and Exchange Commission’s principle office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F. Street, N.E., Washington, D.C. 20549. The Securities and Exchange Commission also maintains a web site (http://www.sec.gov) that contains this filed registration statement, reports, proxy statements and information regarding us that we have filed electronically with the Commission. For more information pertaining to our company and the common stock offered in this prospectus, reference is made to the registration statement.

We also file with the Securities and Exchange Commission annual and quarterly periodic reports on forms 10-K and 10-Q respectively and current reports on form 8-K as needed. We are not required to deliver annual reports to our shareholders and at this time we do not intend to do so. We encourage our shareholders, however, to access and review all materials that we will file with the Securities and Exchange Commission at http://www.sec.gov. Our SEC file number is 333-198828.

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FINANCIAL STATEMENTS

BLUE SKY MEDIA CORPORATION

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GILLESPIE & ASSOCIATES, PLLC

CERTIFIED PUBLIC ACCOUNTANTS

10544 ALTON AVE NE

SEATTLE, WA 98125

206.353.5736

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Blue Sky Media Corporation

We have audited the accompanying balance sheets of Blue Sky Media Corporation as of June 30, 2015 and 2014 (restated) and the related statements of operations, stockholders’ deficit and cash flows for the periods then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, subject to the following paragraph, the financial statements referred to above present fairly, in all material respects, the financial position of Blue Sky Media Corporation as of June 30, 2015 and 2014 (restated) and the results of its operations and cash flows for the periods then ended in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #2 to the financial statements, although the company has generated revenues, the company is dependent upon obtaining additional capital resources and has yet to establish an on-going revenue source which raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note #2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ GILLESPIE & ASSOCIATES, PLLC

Seattle, Washington
August 14, 2015

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BLUE SKY MEDIA CORPORATION

BALANCE SHEETS

June 30, 2015 and June 30, 2014

	June 30, 2015	June 30, 2014
	Audited	Audited- Restated
Assets
Current assets
Cash	$13,574	$54,151
Accounts receivable	-	7,500
Total Current Assets	13,574	61,651
Fixed Assets
Furniture and Equipment net of depreciation	789	988
Total Fixed Assets	789	988
Other Assets
Film Assets net of amortization	25,536	27,360
Film Equipment net of depreciation	2,523	1,889
Total Other Assets	28,059	29,248
Total Assets	$42,423	$91,887
Liabilities And Stockholders’ Equity (Deficit)
Current Liabilities
Accounts payable	$-	$8,500
Total Current Liabilities	-	8,500
Total Liabilities	-	8,500
Stockholders’ Equity (Deficit)
Common stock $0.001 par value 75,000,000 shares authorized 10,851,500 shares issued and outstanding at June 30, 2015 and June 30, 2014, respectively	10,851	10,851
Additional paid-in capital	136,048	136,048
Accumulated Deficit	(104,477)	(63,513)
Total Stockholders’ Equity (Deficit)	42,423	83,386
Total Liabilities and Stockholders’ Equity (Deficit)	$42,423	$91,887

See accompanying notes to financial statements.

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BLUE SKY MEDIA CORPORATION

Statements of Operations

June 30, 2015 and June 30, 2014

	June 30, 2015	June 30, 2014
	Audited	(Audited Restated)

Sales	$81,550	$98,757
Total Revenue	81,550	98,757
Cost of Goods Sold	18,000	6,840

Gross profit	63,550	91,917

Operating Expenses
Depreciation and amortization	2,302
Salaries		30,300
Equipment/Filming	32	835
Fees	200	1,086
Consulting Fees	22,000	12,700
Professional Fees	44,193	-
Marketing Expense	2,730	24,058
Website		5,950
APP Development	18,000	53,500
Travel	2,258	14,774
Office expenses	12,804	5,944
Total Expenses	(104,519)	(149,148)

Net Operating Income/Loss	(40,969)	(57,231)

Other Income/Expense	5	200

Net Income/Loss	$(40,964)	$(57,031)

Basic and Diluted Loss Per Common Share	$(.00)	$(.00)
Weighted Average Shares Outstanding	10,851,500	7,697,785

See accompanying notes to financial statements.

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BLUE SKY MEDIA CORPORATION

Statement of changes in shareholders’ equity (deficit)

June 30, 2015

	Common
	Stock		Additional
	Number of		Paid in	Accumulated
	Shares	Amount	Capital	Deficit	Total
Stock Issued for Services, related party	6,500,000	6,500			6,500
Stock Issued for Cash	250,000	250			250
May 10, 2013 Acquisition of Films	342,000	342	33,858		34,200

Net loss for the Year ended June 30, 2013				$(6,482)	(6,482)

Balance, June 30, 2013	7,092,000	$7,092	$33,858	$(6,482)	34,468

Stock Issued for APP to MMT, Inc.	450,000	450	44,550		45,000
Stock Issued for Cash Investment	94,500	95	9,355		9,450
Stock Issued for services, related party	3,000,000	3,000	27,000		30,000
Stock issued for marketing services	215,000	215	21,285		21,500

Net loss for the period ended June 30, 2014				(57,031)	(57,031)

Balance, June 30, 2014	10,851,500	$10,851	$136,048	$(63,513)	$83,387

Net loss for the period ended June 30, 2015				(40,964)	(40,964)

Balance, June 30, 2015	10,851,500	10,851	136,048	(104,477)	42,423

See accompanying notes to financial statements.

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BLUE SKY MEDIA CORPORATION

Statements of Cash Flows

June 30, 2015 and June 30, 2014

	June 30, 2015	June 30, 2014
Cash Flows from Operating Activities	(Audited)	(Audited- Restated)
Net Income/loss	$(40,964)	$(57,031)

Adjustments to Reconcile Net Loss To Net Cash Provided By (Used In) Operating Activities:
Stock Issued for Services		96,500
Accounts receivable	7,500	(7,500)
Accounts payable	(8,500)	8,500
Depreciation of Furniture and Equipment	198
Amortization of Film Assets	1,824
Depreciation of Film Equipment	(635)
Net Cash Provided by Operating Activities	(40,577)	40,469

Cash Flows From Investing Activities	-	-
Furniture and Equipment		(988)
Film Assets		6,840
Film Equipment		(1,888)
Net Cash Provided by Investing Activities	-	3,964

Cash Flows from Financing Activities

Net Cash Provided by Financing Activities	-	-
Paid in Capital		9,450
Net Cash Provided by Financing Activities	-	9,450

Increase in Cash	(40,577)	53,883

Cash at Beginning of Period	54,151	268

Cash at End of Period	$13,574	$54,151

Cash paid for Interest	$-	$-

Cash paid for income taxes	$-	$-

Non Cash Investing and Financing Activities:

2014-Payment for Development of APP by the issuance of 450,000 shares of common stock.

See accompanying notes to financial statements.

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BLUE SKY MEDIA CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

June 30, 2015 (Audited) and June 30, 2014 (Audited-Restated)

Note 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying financial statements follows.

BUSINESS AND BASIS OF PRESENTATION

Blue Sky Media Corporation. (“BSM”) was incorporated under the laws of the State of Wyoming on March 20, 2013.

BSM was formed as a Media Company engaging in commercial film production, film acquisition, film distribution and APP development. Within those frameworks the Company also acquires film treatments, scripts and film trailers for resale and/or production.

BASIS OF PRESENTATION

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America, and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) and reflect all adjustments, consisting of normal recurring adjustments, which management believes are necessary to fairly present the financial position, results of operations and cash flows of the Company as of June 30, 2015 and June 30, 2014.

ESTIMATES

The preparation of the financial statement in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts. Accordingly, actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

The Company maintains a cash balance in a non-interest-bearing account that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. There were no cash equivalents as of June 30, 2015 and June 30, 2014.

PROPERTY AND EQUIPMENT

The Company values its investment in property and equipment at cost less accumulated depreciation. Depreciation is computed primarily by the straight line method over the estimated useful lives of the assets ranging from three to five years. As of June 30, 2015 the Company had a depreciation and amortization expense of $2,302 and at June 30, 2014 the company had no depreciation expense.

INVENTORY

Inventory is recorded at lower of cost or market; cost is computed on a first-in first-out basis.

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ACCOUNTS RECEIVABLE

Trade receivables are carried at original invoice amount. We recognize revenue from sales or services rendered when the following four criteria are met: persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the selling price is fixed or determinable, and collectability is reasonably assured. Receivables past due for more than 120 days are considered delinquent. Management determines uncollectible accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history, and current economic conditions and by using historical experience applied to an aging of accounts. Recoveries of trade receivables previously written off are recorded when received.

FAIR VALUE OF FINANCIAL INSTRUMENTS AND DERIVATIVE FINANCIAL INSTRUMENTS

We have adopted Accounting Standards Codification regarding Disclosure About Derivative Financial Instruments and Fair Value of Financial Instruments. The carrying amounts of cash, accounts payable, accrued expenses, and other current liabilities approximate fair value because of the short maturity of these items. These fair value estimates are subjective in nature and involve uncertainties and matters of significant judgment, and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect these estimates. We do not hold or issue financial instruments for trading purposes, nor do we utilize derivative instruments in the management of foreign exchange, commodity price or interest rate market risks.

FEDERAL INCOME TAXES

Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with Accounting Standards Codification regarding Accounting for Income Taxes, which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred taxes are provided for the estimated future tax effects attributable to temporary differences and carryforwards when realization is more likely than not.

NET INCOME PER SHARE OF COMMON STOCK

We have adopted Accounting Standards Codification regarding Earnings per Share, which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic earnings per share of common stock is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period. We do not have a complex capital structure requiring the computation of diluted earnings per share.

INTERNAL WEBSITE DEVELOPMENT COSTS

Under ASC350-50, Website Development Costs, costs and expenses incurred during the planning and operating stages of the Company’s website are expensed as incurred. Under ASC 350-50, costs incurred in the website application and infrastructure development stages are capitalized by the Company and amortized to expense over the website’s estimated useful life or period of benefit.

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IMPAIRMENT OF LONG-LIVED ASSETS

The Company evaluates the recoverability of long-lived assets and the related estimated remaining lives at each balance sheet date. The Company records an impairment or change in useful life whenever events or changes in circumstances indicate that the carrying amount may not be recoverable or the useful life has changed.

STOCK BASED COMPENSATION

The Company recognizes stock-based compensation in accordance with ASC Topic 718 “Stock Compensation”, which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors including employee stock options and employee stock purchases related to an Employee Stock Purchase Plan based on the estimated fair values. For non-employee stock-based compensation, we have adopted ASC Topic 505 “Equity-Based Payments to Non-Employees”, which requires stock-based compensation related to non-employees to be accounted for based on the fair value of the related stock or options or the fair value of the services on the grant date, whichever is more readily determinable in accordance with ASC Topic 718.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

As of June 30, 2015 and June 30, 2014, the Company does not expect any of the recently issued accounting pronouncements to have a material impact on its financial condition or results of operations.

Note 2 - Uncertainty, going concern:

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs to allow it to continue as a going concern. As of June 30, 2015 the Company had an accumulated deficit of ($104,477). As of June 30, 2014 the Company had an accumulated deficit of ($63,513). The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. The Company is contemplating conducting an offering of its debt or equity securities to obtain additional operating capital. The Company is dependent upon its ability, and will continue to attempt, to secure equity and/or debt financing. There are no assurances that the Company will be successful and without sufficient financing it would be unlikely for the Company to continue as a going concern.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

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Note 3 - Restatement:

The financial statements have been revised to correct an error in accounting for the following line items. In accordance with applicable Generally Accepted Accounting Principles (GAAP), the Company calculated and recognized adjustments accordingly.

	Restated 6/30/2014	Original 6/30/2014
Film Assets	27,360	34,200
Cost of Goods Sold	6,840	21,500
Salaries	30,300	3,300
App Development	53,500	8,500
Marketing Services	21,500	-
Total Expenses	149,148	55,648
Net Loss	(57,031)	21,809
From Statement of Cash Flow
Stock issued for services	96,500	-
Additional Paid in Capital	136,048	109,049
Accumulated Deficit	(63,513)	15,327

Note 4 - Assets

The Company has acquired the rights to five films all of which are in the initial stages of pre-production, from Ocean Pure Media Corporation for $34,200. 300,000 shares valued at $.10 per share were issued to Hector Medina and 42,000 shares valued at $.10 per share were issued to 42 shareholders of Ocean Pure Media Corporation. The acquisition was done on a flat rate basis; meaning that there was no consideration of value placed on each individual film.

We plan to either market the rights to each individual film or possibly produce films contingent on the proper financing (as noted in the section Description of Business).

We have sold the rights to one film, “Two Sevens Clash” for $26,000.00

Films acquired:

“Badlands”, (a Horror genre)

“Life of a third World Surfer”, (Documentary)

“The Trestles” (Documentary)

“Two Sevens Clash”, (the film rights were sold)

“Beirut-Beirut” (Drama story)

Note 5 - Related Party Transactions

The Company incurred expenses of $36,800 for salaries to its officers. Restricted shares in the amount of 9,500,000 shares were issued in lieu of cash as follows:

2013-6,500,000 shares were issued to Hannah Grabowski at a par value of $.001 per share.

2014-3,000,000 shares were issued to Wayne Berian at a value of $.10 per share.

Note 6 - Common Stock

In 2013 the Company authorized the issuance of 6,500,000 founder shares at par value. In addition 250,000 shares were acquired for $250.00 by Hannah Grabowski in 2013. In 2014 the Company issued 3,000,000 shares at $.10 per share to the Company’s newly appointed President, Wayne Berian.

On May 10, 2013 the Company issued 342,000 shares to Ocean Pure Media Corporation, which were issued to the shareholders of Ocean Pure Media Corporation per a contract whereby the Company acquired the rights to certain film media.

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On May 12, 2014 the company authorized the issuance of 450,000 shares to MMT, Inc. at a value of $.10 per share for the development of a film APP. (For Transaction Details See: (Description of Business-APP Research and Development, p. 19)

At the year end June 30, 2014 the Company had issued 94,500 shares to investors via a Private Offering of the company’s shares at $.10 per share.

In June of 2014 the Company issued 215,000 shares at a value of $.10 per share for marketing services.

Note 7 - Income Taxes

We account for income taxes in accordance with FASB ASC 740, Income Taxes which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Under FASB ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Note 8 - Subsequent Events

Management has reviewed events between July 1, 2013 to the date that the financials were issued, August 14, 2015, and there were no significant events identified for disclosure. In addition a review was performed by our auditor prior to the filing date and no additional items were noted.

Until ______, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of common stock registered hereby, all of which expenses, except for the Securities and Exchange Commission registration fee, are estimated.

Securities and Exchange Commission registration fee	$440
Miscellaneous expenses	500
Legal	20,000
Accounting fees and expenses	5,000
Total	$25,940

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

During the three years preceding the filing of this registration statement, Registrant has not sold securities without registration under the Securities Act of 1933, except as described below.

In 2013 the Company authorized the issuance of 6,500,000 founder shares at par value. In addition 250,000 shares were acquired for $250.00 by Hannah Grabowski in 2013. In 2014 the Company issued 3,000,000 shares at $.10 per share to the Company’s newly appointed President, Wayne Berian.

On May 10, 2013 the Company issued 342,000 shares to Ocean Pure Media Corporation, which were issued to the shareholders of Ocean Pure Media Corporation per a contract whereby the Company acquired the rights to certain film media.

On May 12, 2014 the company authorized the issuance of 450,000 shares to MMT, Inc. at a value of $.10 per share for the development of a film APP. (For Transaction Details See: (Description of Business-APP Research and Development, p. 19)

At the year end June 30, 2014 the Company had issued 94,500 shares to investors via a Private Offering of the company’s shares at $.10 per share.

In June of 2014 the Company issued 215,000 shares at a value of $.10 per share for marketing services.

On October 2, 2015, the Company issued a total of 3,457,920 common shares to a total of 14 persons and/or entities in exchange for 100% of the issued and outstanding stock of Klear Kapture, Inc., a Delaware corporation.

The issuances of the securities described in this Item 15 were exempt from the registration requirements of Section 5 of the Securities Act of 1933 pursuant to Section 4(2) of the same Act since the issuance of the shares did not involve any public offering.

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ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits

The following exhibits are filed with this registration statement:

Exhibit No.	Description
3.1	Articles of Incorporation (1)
3.3	Bylaws (2)
4.1	Specimen Common Stock Certificate of Registrant
5.1	Opinion of Gary R. Henrie, Attorney at Law regarding the legality of the common stock being registered (6)
10.1	Form of Convertible Promissory Note
21.1	List of Subsidiaries
23.1	Consent of Gillespie & Associates, PLLC, Certified Public Accountants
23.2	Consent of Gary R. Henrie (included in Exhibit 5.1)
99.1	NASDAQ Rule 4200(a)(15) regarding Director Independence
101	Interactive Data File (3)

(1) Previously filed as an exhibit to Form S-1/A on November 14, 2014.

(2) Previously filed as an exhibit to Form S-1 on September 19, 2014.

(3) Previously filed as an exhibit to Form 10-K on August 28, 2015.

(b) Financial Statement Schedules

See the Index to Financial Statements included on page 33 for a list of the financial statements included in this prospectus.

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Delaware Corporation Law and our bylaws. Under the Delaware Corporation Law, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company’s articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)	a transaction from which the director derived an improper personal profit; and

(4)	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Delaware law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)	such indemnification is expressly required to be made by law;

(2)	the proceeding was authorized by our Board of Directors;

(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Delaware law; or

(4)	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

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Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

ITEM 28. UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby, which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Caroline, on November 2, 2015.

BLUE SKY MEDIA CORPORATION

By:	/s/ Robert F. Gruder
Robert F. Gruder
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert F. Gruder	CEO and Sole Director	11-02-2015
Robert F. Gruder

/s/ Wayne Thomas	CFO and Principal Accounting Officer	11-02-2015
Wayne Thomas

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